UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                                   FORM 8-K

                           CURRENT REPORT PURSUANT
                        TO SECTION 13 OR 15(D) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


      Date of report (Date of earliest event reported): December 31, 2005

                      HALLMARK FINANCIAL SERVICES, INC.
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            (Exact Name of Registrant as Specified in Its Charter)

                                    Nevada
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                (State or Other Jurisdiction of Incorporation)

             0-16090                                  87-0447375
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     (Commission File Number)             (IRS Employer Identification No.)


  777 Main Street, Suite 1000, Fort Worth, Texas              76102
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  (Address of Principal Executive Offices)                  (Zip Code)

                                 817-348-1600
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             (Registrant's Telephone Number, Including Area Code)

                                Not Applicable
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        (Former Name or Former Address, if Changed Since Last Report)

   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01   Entry into a Material Definitive Agreement

      The information provided in Item 2.03 is incorporated herein by this reference.


 Item 2.01   Completion of Acquisition or Disposition of Assets

      On January 3, 2006, Hallmark Financial Services, Inc. (the "Company") completed the acquisition of all of the issued and outstanding membership interests in Aerospace Holdings, LLC ("Aerospace Holdings"), a Texas limited liability company, from Donnell Children Revocable Trust and Curtis R. Donnell (collectively, the "Seller"). Aerospace Holdings, through various wholly-owned subsidiaries, markets and services general aviation property and casualty insurance products, with a particular emphasis on private and small commercial aircraft. Other than the current transaction, there is no material relationship between the Seller and the Company or any of its affiliates. The effective date of the transaction was January 1, 2006.

      The Company acquired Aerospace Holdings for initial consideration of $12,500,000 paid in cash at closing. Such initial consideration was allocated $11,875,000 to the purchase price and $625,000 to the Seller's compliance with certain restrictive covenants, including a covenant not to compete for a period of five years after closing. The Company may also be required to pay additional contingent consideration of up to $2,500,000 conditioned on the Seller complying with its restrictive covenants and Aerospace Holdings achieving certain operational objectives related to premium production and loss ratios. The contingent consideration, if any, will be payable in cash on or before March 30, 2009, unless the Seller elects to defer a portion of the payment in order to permit further development of the loss ratios.

      The Company funded the acquisition of Aerospace Holdings through a $12,500,000 interim financing facility from Newcastle Partners, L.P. ("Newcastle"), an affiliate of the Company's Chairman and Chief Executive Officer, Mark E. Schwarz. The Company presently intends to retire the bridge loan with the proceeds from a rights offering to its shareholders during 2006. However, there can be no assurance that the contemplated rights offering will be completed in a timely manner or will provide sufficient net proceeds to fully repay the loan from Newcastle.


 Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

      On January 3, 2006, the Company executed a promissory note payable to Newcastle in the amount of $12,500,000 in order to obtain funding to complete the acquisition of Aerospace Holdings. The promissory note bears interest at the rate of ten percent per annum prior to maturity and at the maximum rate allowed under applicable law upon default. Accrued and unpaid interest on the promissory note is due and payable on the first business day of each month. The unpaid principal balance of the promissory note, together with all accrued and unpaid interest, is due and payable on demand at any time after June 30, 2006.

      The description of the Company's direct financial obligation to Newcastle set forth above is qualified in its entirety by reference to the Promissory Note filed as an exhibit to this Current Report on Form 8-K and incorporated herein by this reference.


 Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

      Mr. James C. Epstein resigned from the Board of Directors of the Company effective as of December 31, 2005. Mr. Epstein has orally advised the Board that his resignation was not the result of any disagreement with the Company on any matter relating to its operations, policies or practices.


 Item 9.01.  Financial Statements and Exhibits.

 (d) Exhibits.

     Exhibit 4.1 Promissory Note dated January 3, 2006, in the amount of $12,500,000 payable to Newcastle Partners, L.P.


                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

                               HALLMARK FINANCIAL SERVICES, INC.


 Date:  January 5, 2006        By: /s/ Mark J. Morrison
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                               Mark J. Morrison, Chief Operating Officer